Exhibit 16.2



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 19 to the Registration Statement (Form S-6 No. 33-76018) pertaining to Variable Life Account B of ING Life Insurance and Annuity Company, and to the use therein of our report dated March 1, 2006, with respect to the financial statements of Variable Life Account B of ING Life Insurance and Annuity Company.




                                                           /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 24, 2006